Exhibit 99.2

QuantumScape Reports Third Quarter 2026 Business and Financial Results

SAN JOSE, Calif. – October 21, 2026 – QuantumScape Corporation (NASDAQ: QS), a global leader in next-generation solid-state lithium-metal battery technology, today announced its business and financial results for the third quarter of 2026, which ended September 30.

The company posted a letter to shareholders on its Investor Relations website, ir.quantumscape.com, that details third-quarter financial results and provides a business update.

QuantumScape will host a live webcast today at 2 p.m. Pacific Time (5 p.m. Eastern Time), accessible via its IR Events page.

An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is on a mission to revolutionize energy storage to enable a sustainable future. The company’s next-generation batteries are designed to enable greater energy density, faster charging and enhanced safety to support the transition away from legacy energy sources toward a lower carbon future. For more information, visit www.quantumscape.com.

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com